Exhibit 99.1

Zynga Appoints Two New Directors to its Board – Carol G. Mills and Janice M. Roberts

SAN FRANCISCO, February 6, 2017 – Zynga Inc. (Nasdaq:ZNGA), a leading provider of social game services, today announced that two new directors are joining its Board, Carol G. Mills and Janice M. Roberts.

"I'm proud to welcome Carol and Janice to Zynga's Board of Directors," said Frank Gibeau, CEO of Zynga. "Janice's expertise with global mobile product and technology companies, and Carol's three decades of experience developing world-class enterprise services and teams, will be invaluable as we focus on unlocking long-term growth in our business and increasing shareholder value."

Mills and Roberts join Zynga's board members: Louis J. Lavigne, Jr., Dr. Regina E. Dugan, Ellen F. Siminoff, Sunil Paul, William "Bing" Gordon, John Doerr, Mark Pincus and Frank Gibeau.

Mills brings more than three decades of experience building global engineering teams to Zynga's Board. She currently serves as Chairman of the Board of Directors for Xactly Corporation, a software as a service company devoted to incentive compensation, and serves on the Board of Directors for RELX Group.

Most recently, Mills served as the Interim CEO of Blue Coat Systems, Inc., in late 2011. Before that, she spent nearly two years at Juniper Network, Inc., where she served as Executive Vice President and General Manager of its Infrastructure Products Group, overseeing business strategy and product development. Prior to joining Juniper Networks, Mills was a principal consultant for Barrymore and Baldwin, a strategy consulting firm. Mills also spent more than four years as the CEO of Acta Technology, Inc., an enterprise software company that was acquired by Business Objects in July 2002. Additionally, Mills spent more than 17 years at Hewlett-Packard Company where she held a number of executive roles including Vice President and Worldwide General Manager of its UNIX Server Business Unit.

Previously, Mills was a Board Member for several companies including, Adobe Systems, Inc.; Alaska Communications Systems Group, Inc.; Blue Coat Systems, Inc.; Ingram Micro; Tekelec, Inc.; and WhiteHat Security, Inc.

Roberts brings more than three decades of venture capital and global technology experience to Zynga's Board. She has served on numerous private, public and non-profit boards, and is currently a Partner at Benhamou Global Ventures LLC. Roberts serves on the Board of Directors for Zebra Technologies Corp. and RealNetworks, Inc., and most recently served on the board of ARM Holdings plc, owned by SoftBank Group, the microprocessor technology company for smartphones, computing and connectivity.

Prior to joining Benhamou Global Ventures, Roberts served as a Managing Director at Mayfield Fund for 13 years. At Mayfield, she invested in communications and networking, wireless, mobile and consumer technology companies. Preceding her career in venture capital, Roberts held a number of executive roles in Europe and the U.S. She spent 9 years in a number of senior executive roles at networking company, 3Com Corp. (Hewlett-Packard Company), including Senior Vice President of Global Marketing and Business Development, Acting President of the Palm Computing Division and President of 3Com Ventures. Before 3Com, Roberts held various positions in the communications and networking industry, including Managing Director of BICC Data Networks, which was acquired by 3Com in 1992.

About Zynga Inc.
Since its founding in 2007, Zynga's mission has been to connect the world through games. To-date, more than 1 billion people have played Zynga's games across Web and mobile, including FarmVille, Zynga Poker, Words With Friends, Hit it Rich! Slots and CSR Racing. Zynga's games are available on a number of global platforms including Apple iOS, Google Android, Facebook and Zynga.com. The company is headquartered in San Francisco, Calif., and has additional offices in the U.S., Canada, U.K., Ireland and India. Learn more about Zynga at http://blog.zynga.com or follow us on Twitter and Facebook.

Contact
Kelly Pakula
kpakula@zynga.com
(415) 245-4462

Forward-Looking Statements

This press release contains forward looking statements relating to, among other things, the appointment of our new directors and their success, that the appointment of our new directors will be invaluable as we focus on unlocking long-term growth in our business and increasing shareholder value. Forward-looking statements often include words such as "outlook," "projected," "intends," "will," "anticipate," "believe," "target," "expect," and statements in the future tense are

Exhibit 99.1

generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance. Undue reliance should not be placed on such forward-looking statements, which are based on information available to us on the date hereof. We assume no obligation to update such statements.

More information about factors that could affect our operating results are or will be described in greater detail in our public filings with the SEC, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC's web site at www.sec.gov.